Exhibit 3

Oi S.A. - In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33 3 0029520-8

PUBLICLY-HELD COMPANY

FINAL VOTING CHART

Final voting chart of the Extraordinary General Shareholders’ Meeting held on May 14, 2018, at 11 a.m., at the headquarters of the Company, located at Rua do Lavradio, 71, Centro, in the City of Rio de Janeiro, RJ, including votes cast through remote voting ballots.

Extraordinary General Shareholders’ Meeting held on May 14, 2018 - 11:00 a.m.

The composition of the capital stock = Common Stock 668,033,661 - Preferred Stock 157,727,241
Treasury Shares = Common Stock 148,282,000 – Preferred Stock 1,811,755
Capital Stock without Treasury Shares = Common Stock 519,751,661 - Preferred Stock 155,915,486
SEQ.	CPF/CNPJ	NAME			AGENDA
			POSITION Common Stock	POSITION Preferred Stock	1 Examine, discuss and vote on the Management’s Report and the Financial Statements for the fiscal year ended December 31, 2017	2 Deliberate the proposal for allocation of the results for the fiscal year ended December 31, 2017
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	22,743,790	13,763,955	Approve	-
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	3,580	33,211	Reject	-
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	1,245	426,618	Abstain	-

1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	22,670,090	14,131,689	-	Approve
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	3,595	38,081	-	Reject
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	74,930	54,014	-	Abstain
2	24528	FINTECH INVESTMENTS LTD.	16,869,100	-	Approve	Approve
3	28710	SILVER POINT LUXEMBOURG PLATFORM S.A.R.L.	10,266,200	5,474,500	Approve	Approve
4	23384	GOLDENTREE ASSET MANAGEMENT LUX S.A.R.L.	14,483,900	-	Approve	Approve
5	22709	PEWTER IBIS, L.L.C.	2,000,000	1,150,000	Approve	Approve
6	19384	PIMCO TACTICAL OPPORTUNITIES MASTER FUND LTD.	2,810,000	-	Approve	Approve
7	23952	FIRST TRUST RIVERFRONT DYNAMIC EMERGING MARKETS ET	919,327	-	Approve	Approve
8	58400	PARAMETRIC TAX-MANAGED EMERGING MARKETS FUND	-	888,684	Approve	Approve
9	10769	MARKET VECTORS BRAZIL SMALL-CAP ETF	702,950	-	Approve	Approve
10	93490	SPDR S&P EMERGING MARKETS SMALL CAP ETF	-	186,700	Approve	Approve
11	16839	EMERGING MARKETS EQUITY FUND S OF M P F WORLD FUND	-	96,000	Approve	Approve
12	20787	AXA IM GLOBAL EMERGING MARKETS SMALL CAP FUND, LLC	-	79,300	Approve	Approve
13	16769	CORNERSTONE ADVISORS GLOBAL PUBLIC EQUITY FUND	-	57,400	Approve	Approve
14	54797	LEGAL AND GENERAL ASSURANCE PENSIONS MNG LTD	43,071	-	Approve	Approve
15	17891	ADVANCED SERIES TRUST - AST GOLDMAN SACHS MULTI-AS	24,200	-	Approve	Approve
16	71409	FORD MOTOR CO DEFINED BENEF MASTER TRUST	3,996	-	Approve	Approve
17	71409	FORD MOTOR COMPANY OF CANADA, L PENSION TRUST	403	-	Approve	Approve

18	13136	JGP EQUITY EXPLORER MASTER FIA	2,457,700	-	Approve	Approve
19	92717	JGP EQUITY EXPLORER MASTER FIM	2,112,700	-	Approve	Approve
20	11175	JGP LONG ONLY INSTITUCIONAL FIA	1,712,700	-	Approve	Approve
21	11228	JGP LONG ONLY MASTER FUNDO DE INVESTIMENTO EM ACOE	1,681,700	-	Approve	Approve
22	20485	JGP WM OPT MASTER FIM IE CREDITO PRIVADO	1,607,200	-	Approve	Approve
23	13410	HAMBURGO FUNDO DE INVESTIMENTO MULTIMERCADO CREDIT	544,500	-	Approve	Approve
24	18281	FIM SANTA CRISTINA INVESTIMENTO NO EXTERIOR CRED. PRIV	536,900	-	Approve	Approve
25	77077	ITCA MULTIMERCADO CREDITO PRIVADO - FUNDO DE INVES	503,400	-	Approve	Approve
26	68856	FIA PREVIDENCIARIO IGUACU FC	403,700	-	Approve	Approve
27	81657	OURO BRANCO MULTIMERCADO CREDITO PRIVADO - F DE IN	401,200	-	Approve	Approve
28	26434	JGP LONG ONLY INSTITUCIONAL 60 FIA	210,500	-	Approve	Approve
29	17786	GERDAU PREVIDENCIA FUNDO DE INVESTIMENTO EM ACOES	202,800	-	Approve	Approve
30	20763	FIA SABESPREV JGP INSTITUCIONAL BDR NIVEL I	142,000	-	Approve	Approve
31	26589	FIA GRUMARI	102,100	-	Approve	Approve
32	97548	JGP STRATEGY MASTER FIM	26,840,996	2,375,800	Approve	Approve
33	10756	JGP MAX MASTER FIM	8,577,095	645,900	Approve	Approve
34	10841	JGP HEDGE MASTER FIM	191,171	17,700	Approve	Approve
35	19413	FRG FUNDO DE INVESTIMENTO EM AÇÕES GAP	130,778	-	Approve	Approve
36	12565	DUO GAP FUNDO D EINVESTIMENTO DE AÇÕES	104,886	-	Approve	Approve

37	16816	FUNDO DE INVESTIMENTO EM AÇÕES GAP VALOR PERNAMBUCO1	54,494	-	Approve	Approve
38	17898	GAP EQUITY VALUE INSTITUCIONAL FUNDO DE INVESTIMENTO DE AÇÕES	122,022	-	Approve	Approve
39	13969	GAP ARPOADOR IBRX ATIVO FUNDO DE INVESTIMENTO EM AÇÕES	318,516	-	Approve	Approve
40	89125	GAP AÇÕES FUNDO DE INVESTIMENTO DE AÇÕES	133,181	-	Approve	Approve
41	17891	GAP ABSOLUTO MASTER FUNDO DE INVESTIMENTO MULTIMERCADO	78,060	-	Approve	Approve
42	13549	GAP EQUITY VALUE MASTER FUNDO DE INVESTIMENTO DE AÇÕES	407,577	-	Approve	Approve
43	10435	GAP MULTIMANAGER BBDC FUNDO DE INVESTIMENTO MULTIMERCADO	138,560	-	Approve	Approve
44	38049	GAP MULTIPORTFOLIO FUNDO DE INVESTIMENTO MULTIMERCADO	124,522	-	Approve	Approve
45	15154	GENIPABU FUNDO DE INVESTIMENTO EM AÇÕES	359,269	-	Approve	Approve
46	15821	SERPROS FUNDO DE INVESTIMENTO EM AÇÕES KENOBI	149,259	-	Approve	Approve
47	28757	GAP ESTRATÉGIA STB FUNDO DE INVESTIMENTO MULTIMERCADO	204,052	-	Approve	Approve
48	19366	GAP LONG SHORT 2X FUNDO DE INVESTIMENTO MULTIMERCADO	2,673,276	-	Approve	Approve
49	72798	GAP LONG SHORT FUNDO DE INVESTIMENTO MULTIMERCADO	653,206	-	Approve	Approve
50	70052	FUNDO DE INVESTIMENTO GAP MULTIMERCADO PREVIDÊNCIA	816	-	Approve	Approve
51	71102	FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL	11,853,844	-	Approve	Approve
52	11702	FIM BEMAU INVESTIMENTO NO EXTERIOR CREDITO PRIVADO	129,700	-	Approve	Approve
53	59923	JOANA GOMES BAPTISTA BONTEMPO	7	-	Approve	Approve
54	53586	MANUEL JEREMIAS LEITE CALDAS	9,600	-	Abstain	Approve
55	38328	BNDES PARTICIPACOES S/A BNDESPAR	38,254,636	-	Approve	Approve

56	15766	GAP HEDGE FUNDO DE INVESTIMENTO MULTIMERCADO	12,243	-	Approve	Approve
57	24245	JOSE AUGUSTO DA GAMA FIGUEIRA	10,000	-	Approve	Approve
58	18328	RODRIGO BERNDT CARRO	47	-	Approve	Approve
59	23546	RENATA DE CARVALHO BATISTA	3	-	Approve	Approve
60	11084	LUIZ ANTONIO DE SAMPAIO CAMPOS	1	-	Approve	Approve
61	39561	RAFAEL PADILHA CALABRIA	1	-	Approve	Approve
62	53125	FELIPE GUIMARÃES ROSA BON	1	-	Approve	Approve
63	11689	CLARISSE MELLO MACHADO SCHLIECKMANN	1	-	Approve	Approve
64	15438	EDUARDO BULHÕES DA MOTTA VEIGA	1	-	Approve	Approve
65	12127	BRUNO MASSENA CERQUEIRA COSTA	1	-	Approve	Approve
66	12482	GUIDO FEROLLA	1	-	Approve	Approve
67	88289	JOSÉ ROBERTO DE ALBUQUERQUE SAMPAIO	1	-	Approve	Approve
68	93510	LUIZ FÁBIO NEDER	1	-	Approve	Approve
69	33718	NELIO ROBERTO SEIDI MACHADO	1	-	Approve	Approve
70	49570	PAULO PENALVA SANTOS	1	-	Approve	Approve